SHAREHOLDER AGREEMENT

         This Shareholder Agreement (the "Agreement") is made and entered into as of January 7, 2000, by and among Telenetics Corporation, a California corporation (the "Company"), Michael A. Armani ("Armani"), Dr. George Levy ("Levy"), Shala Shashani ("Shashani"), Thomas Povinelli ("Povinelli"), Ed Finamore ("Finamore"), Terry S. Parker ("Parker"), William C. Saunders ("Saunders"), John D. McLean ("McLean") and Edward L. Didion ("Didion"). Armani, Levy, Shashani, Povinelli and Finamore are referred to herein collectively as the "Company Directors." Parker, Saunders, McLean and Didion are referred to herein collectively as the "eflex Shareholders."

         The Company and the eflex Shareholders are parties to a Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") pursuant to which the Company purchased all of the outstanding capital stock of eflex Wireless, Inc. from the eflex Shareholders in exchange for the Base Stock and Additional Stock, if any (as those terms are defined in the Stock Purchase Agreement). Section 4.7 of the Stock Purchase Agreement requires (a) that the Company seek ratification of its shareholders at the Company's next Annual Meeting of Shareholders (the "Annual Meeting") of the contemplated issuance of the Final Shares (as defined in the Stock Purchase Agreement) of Additional Stock, and (b) that the parties hereto execute and deliver this Agreement.

         NOW THEREFORE, on the basis of the preceding facts and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

         1. VOTING AGREEMENT. From and after the date hereof, each of the undersigned will vote his or her shares of Common Stock owned as of the record date for the Annual Meeting, and will take all other necessary or desirable actions within his or her control (whether in his or her capacity as a shareholder, director, or officer of the Company, whichever is applicable), and the Company will take all necessary and desirable actions within its control, in order to cause, the ratification by the Company's shareholders of the contemplated issuance of the Final Shares of the Additional Stock.

2.       Miscellaneous.

                  (a) AMENDMENT AND WAIVER. Any provision of this Agreement may be modified, amended or waived only with the written consent of all parties hereto.

                  (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement and without invalidating such provision in any other jurisdiction.

                  (c) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                  (d) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (e) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of California.

         IN WITNESS WHEREOF, the undersigned have executed this Shareholder Agreement as of the date first written above.



         TELENETICS CORPORATION



         By: /s/ Michael A. Armani
            --------------------------------------
             Michael A. Armani, President



         /s/ Michael A. Armani
         -----------------------------------------
         Michael A. Armani



         /s/ Dr. George Levy
         -----------------------------------------
         Dr. George Levy



         /s/ Shala Shashani
         -----------------------------------------
         Shala Shashani



         /s/ Thomas Povinelli
         -----------------------------------------
         Thomas Povinelli



         /s/ Ed Finamore
         -----------------------------------------
         Ed Finamore

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


         /s/ Terry S. Parker
         -----------------------------------------
         Terry S. Parker



         /s/ William C. Saunders
         -----------------------------------------
         William C. Saunders



         /s/ John D. McLean
         -----------------------------------------
         John D. McLean



         /s/ Edward L. Didion
         -----------------------------------------
         Edward L. Didion



                                      -3-